WILLSCOT MOBILE MINI HOLDINGS ANNOUNCES AGREEMENT TO DIVEST UK STORAGE SEGMENT

PHOENIX (December 13, 2022) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible workspace and portable storage solutions, today announced a definitive agreement, whereby the Company will divest its UK Storage segment to Algeco UK Holdings Limited, a member of the Modulaire group for an enterprise value of approximately £335 million. Proceeds from the sale will be used to support growth investments in the Company’s North American Modular and Storage operating segments and other capital allocation priorities. Completion of the transaction is subject to regulatory approval in the United Kingdom and is expected to close in the first quarter of 2023. The Company does not anticipate any impact to operating results from the divestiture in its NA Modular or NA Storage segments, and the UK Storage segment will be reported as discontinued operations in its Q4 2022 financial filings.

Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings, commented, "Thank you to the Mobile Mini UK team for their dedication to WillScot Mobile Mini Holdings. This transaction and the previously completed divestiture of the Tank & Pump segment will complete the transition of our portfolio into a pure play provider of modular space and storage solutions in North America, where our industry-leading platform enjoys unparalleled scale benefits and allows us to deliver greater value to our customers and shareholders. Upon close, our capital allocation strategy will remain unchanged, and our leverage will be reduced towards the bottom of our 3.0 to 3.5x target range. We completed three additional highly accretive tuck-in acquisitions in our NA Modular and NA Storage segments during the fourth quarter to date and over 20 acquisitions in 2022 to date. We expect to continue to aggressively reinvest in support of our organic, and largely idiosyncratic, growth levers, opportunistic accretive acquisitions, and in returning value to shareholders through share repurchases given our existing $1B share repurchase authorization. We expect to provide 2023 financial guidance excluding the UK Storage segment during the Q4 2022 earnings call in early 2023.”

Cleary Gottlieb Steen & Hamilton LLP acted as legal adviser to WillScot Mobile Mini Holdings.

About WillScot Mobile Mini Holdings
WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible workspace and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 260 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three-to-five-year milestones, growth and acceleration of cash flow, drive higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward- looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward- looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize.
Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability;
potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time

(including our Form 10-K for the year ended December 31, 2021), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information
Investor Inquiries:	Media Inquiries:
Nick Girardi	Jake Saylor
investors@willscotmobilemini.com	Jake.Saylor@willscotmobilemini.com

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